Execution Version

SEGUNDO ADITIVO AO CONTRATO DE COMPRA E VENDA DE QUOTAS	SECOND AMENDMENT TO THE QUOTA PURCHASE AND SALE AGREEMENT

Esse Segundo Aditivo ao Contrato de Compra e Venda de Quotas (o “Segundo Aditivo”) é celebrado em 24 de fevereiro de 2016, por e entre:	This Second Amendment to the Quota Purchase and Sale Agreement (the “Second Amendment”) is entered into on February 24, 2016, by and among:

I.De um lado, doravante designadas, individualmente, “Vendedora” e, em conjunto, “Vendedoras”:	II.On the one side, hereinafter also individually referred to as “Seller” and, jointly, as “Sellers”:

(a)AFFINIA CANADA ULC, sociedade de responsabilidade ilimitada, com sede em Suite 3300, 421-7th Avenue SW, Calgary, Alberta, Canadá, T2P 4K9, inscrita no CNPJ/MF sob o nº 07.046.423/0001-91, neste ato representada por seus representantes infra-assinados (“Affinia Canada”); e

a.AFFINIA CANADA ULC, an unlimited liability company, with its principal place of business at Suite 3300, 421-7th Avenue SW, Calgary, Alberta, Canada, T2P 4K9, enrolled in CNPJ/MF under No. 07.046.423/0001-91, herein represented by its undersigned representatives (“Affinia Canada”); and

(b)AFFINIA SOUTHERN HOLDINGS LLC, sociedade limitada, com sede em Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Estados Unidos da América, 19801, inscrita no CNPJ/MF sob o nº 07.046.424/0001-36, neste ato representada por seus representantes infra-assinados (“Affinia Southern”);

(b)AFFINIA SOUTHERN HOLDINGS LLC, a limited liability company, with its principal place of business at  Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, 19801, enrolled in CNPJ/MF under No. 07.046.424/0001-36, herein represented by its undersigned representatives (“Affinia Southern”);

II.De outro lado, como “Compradora”:	II.On the other side, as “Purchaser”:

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(c)AUTOPARTNERS PARTICIPAÇÕES S.A., sociedade por ações, com sede na cidade de São Paulo, Estado de São Paulo, na Rua Alvorada, 1.289, conjunto 902, Vila Olímpia, CEP 04550-004, inscrita no

CNPJ/MF sob o nº 20.793.033/0001-43, neste ato representada por seus representantes infra-assinados (“Autopartners” ou “Compradora”);

(c)AUTOPARTNERS PARTICIPAÇÕES S.A., a Brazilian corporation (sociedade por ações), with its principal place of business in the city of São Paulo, State of São Paulo, Brazil, at Rua Alvorada, 1.289, conjunto 902, Vila Olímpia, CEP 04550-004, enrolled with CNPJ/MF under No. 20.793.033/0001-43, represented by its undersigned representatives (“Autopartners”);

Cada uma das Vendedoras e Compradora doravante designadas, individualmente, “Parte” e, em conjunto, “Partes”;	Each of the Sellers and Purchaser shall be individually referred to as a “Party” and jointly referred to as “Parties”;

III.E ainda, como “Parte Interveniente Anuente”:	III.As “Intervening Consenting Party”:

(d)AFFINIA AUTOMOTIVA LTDA., sociedade empresária limitada brasileira, com sede na cidade de Osasco, Estado de São Paulo, Brasil, na Avenida Presidente Médici, 939, Pavilhão C, Jardim Mutinga, CEP 06268-000, inscrita no CNPJ/MF sob o nº 04.156.194/0001-70, neste ato representada por seus representantes infra-assinados (“Automotiva” ou “Sociedade”); e,

(d)AFFINIA AUTOMOTIVA LTDA., a Brazilian limited liability company (sociedade limitada), with its principal place of business in the city of Osasco, State of São Paulo, Brazil, at Avenida Presidente Médici, 939, Pavilhão C, Jardim Mutinga, ZIP Code 06268-000, enrolled in CNPJ/MF under No. 04.156.194/0001-70, herein represented by its undersigned representatives (“Automotiva” or the “Company”); and

(e)AFFINIA GROUP INC., uma Delaware corporation, com sede em Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Estados Unidos da América, 19801, inscrita no CNPJ/MF sob o nº 07.046.424/0001-36, neste ato representada por seus representantes infra-assinados (“Affinia”).

(e)AFFINIA GROUP INC., a Delaware corporation, with its principal place of business at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, 19801, enrolled in CNPJ/MF under No. 07.046.424/0001-36, herein represented by its undersigned representatives (“Affinia”).

CONSIDERANDO QUE:	WHEREAS:

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(a)em 12 de junho de 2015, as Vendedoras celebraram com Distribuidora Automotiva S.A., CAR Central de Autopeças e Rolamentos Ltda., Auto Norte Distribuidora de Peças Ltda., Cobra

Rolamentos e Autopeças Ltda., Sedim – Administração e Participações Ltda., Jorge Cerveira Schertel e Pedro Molina Quaresma (doravante designados como “Acionistas Autopartners”) um Contrato de Compra e Venda de Quotas, para adquirir a totalidade das quotas representativas de 100% (cem por cento) do capital social da Sociedade (“Contrato”);

(a) on June 12, 2015, the Sellers entered into with Distribuidora Automotiva S.A., CAR Central de Autopeças e Rolamentos Ltda., Auto Norte Distribuidora de Peças Ltda., Cobra Rolamentos e Autopeças Ltda., Sedim – Administração e Participações Ltda., Jorge Cerveira Schertel e Pedro Molina Quaresma (jointly, the “Autopartners Shareholders”) a Quota Purchase and Sale Agreement, to acquire all the quotas representing one hundred percent (100%) of  the corporate capital of the Company (the “Agreement”);

(b) em 25 de setembro de 2015, os Acionistas Autopartners cederam no todo o Contrato para a Autopartners, conforme facultado na Cláusula 10.3 do Contrato, permanecendo, no entanto, solidariamente responsáveis pelas obrigações previstas no Contrato;

(b) on September 25, 2015, the Autopartners Shareholders assigned in whole the Agreement to Autopartners, as permitted in Section 10.3 of the Agreement, remaining, nevertheless, jointly and severally liable for all obligations set forth in the Agreement;

(c) em 28 de outubro de 2015, as Partes concordaram em aditar o Contrato, conforme determinado no Primeiro Aditivo ao Contrato de Compra e Venda de Quotas por e entre a Partes (o “Primeiro Aditivo”); e

(c) on October 28, 2015, the Parties agreed to amend the Agreement, as provided for in that certain First Amendment to the Quota Purchase and Sale Agreement entered into by the Parties (the “First Amendment”); and

(d) as Partes resolveram alterar o Contrato (incluindo o Primeiro Aditivo) conforme previsto neste instrumento.	(d) the Parties have agreed to further amend the Agreement (including the First Amendment thereto) as provided for herein.

POSTO ISSO, em virtude das premissas, obrigações e compromissos mútuos aqui estabelecidos, as Partes acordam o seguinte:	NOW, THEREFORE, in consideration of the mutual assumptions, covenants and agreements contained herein, the Parties agree as follows:

I. DEFINIÇÕES	I. DEFINITIONS

1.1 Todos os termos em letras maiúsculas não expressamente definidos ou alterados pelo presente Segundo Aditivo terão os significados previstos no Contrato.	1.1 All capitalized terms not expressly defined or amended by this Second Amendment shall have the same meaning ascribed to them in the Agreement.

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1.2 Por meio deste Segundo Aditivo as Partes decidem adicionar novas definições aos termos “Mandatários das Vendedoras” e “Representantes das Vendedoras” na Cláusula 1.1 do Contrato:	1.2 By means of this Second Amendment, the Parties agree to add new definitions for the terms “Sellers Designees” and “Sellers’ Representative” to Section 1.1 of the Agreement:

1.1. Termos Definidos. (…) (…)	1.1Certain Defined Terms. (…) (…)

“Mandatários das Vendedoras” significa, coletivamente, quaisquer mandatários ou cessionários das Vendedoras para recebimento de quaisquer Recursos Depositados conforme determinado em uma notificação por escrito das Vendedoras ao Agente de Depósito e à Autopartners.

“Sellers Designees” means, collectively, any designees or assignees of Sellers for receipt of any Escrow Amounts as set forth in a written notice from Sellers to the Escrow Agent and to Autopartners.

“Representantes das Vendedoras” significa o Sr. James S. McElya e o Sr. Joseph A. Onorato, coletivamente, na condição de Representantes das Vendedoras (conforme determinado naquele certo Plan of Merger celebrado em 13 de agosto de 2015 por e entre MANN+HUMMEL HOLDING GmbH and Affinia Group Holdings Inc., entre outras partes).

“Sellers’ Representative” means Mr. James S. McElya and Mr. Joseph A. Onorato, collectively, as the Sellers’ Representative (as defined in that certain Agreement and Plan of Merger dated as of August 13, 2015, by and among MANN+HUMMEL HOLDING GmbH and Affinia Group Holdings Inc., among other parties).

II. DEPÓSITO	II. ESCROW

2.1. A redação das seguintes subcláusulas da Cláusula 2.3 são neste ato alteradas conforme segue:	2.1The wording of the following subsections of Section 2.3 are hereby amended as follows:

Cláusula 2.3.(a).iii é neste ato alterada para substituir a palavra “Vendedoras” pela frase “Vendedoras ou Mandatários das Vendedoras”.	Section 2.3(a).iii is hereby amended to replace the word “Sellers” with the phrase “Sellers or Sellers’ Designees”.

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As redações das Cláusula 2.3.1.i, 2.3.1.ii e 2.3.1.iii são neste ato alteradas para substituir a palavra “Vendedoras” pela frase “Vendedoras (ou Mandatários das Vendedoras, se aplicável)”.	The wording of Sections 2.3.1.i, 2.3.1.ii and 2.3.1.iii is hereby amended to replace the word “Sellers” with the phrase “Sellers (or the Sellers Designees, if applicable)”.

A Cláusula 2.3.1.iv é neste ato inteiramente reformulada, conforme segue:	Section 2.3.1.iv is hereby restated in its entirety as follows:

Sem limitação da capacidade das Vendedoras de nomear os Mandatários das Vendedoras conforme previsto separadamente neste Contrato, enquanto quaisquer Recursos Depositados permanecerem com o Agente de Depósito, na hipótese de venda da Affinia Group Holdings Inc. (“Affinia”) para Mann+Hummel Holding GmbH (“Mann+Hummel”), conforme regrado pelo Plan of Merger celebrado em 13 de agosto de 2015 entre Affinia, Mann+Hummel e M&H (o “Merger Agreement”), ou referida alienação seja iminente, as Vendedoras poderão determinar que quaisquer Recursos Depositados devidos às Vendedoras Vendedoras nos termos deste Aditivo sejam creditados diretamente ao Agente de Pagamento ou ao Representante das Vendedoras, conforme definido no Plan of Merger, ou a qualquer outro Mandatário da Vendedora, desde que os custos adicionais, despesas e/ou impostos sejam devidos pela Companhia ou pelo Comprador, por conta de tal mudança, de modo que tais custos adicionais, despesas e/ou impostos deverão ser então deduzidos dos Recursos Depositados.

without limiting Sellers’ ability to appoint Sellers’ Designees as separately provided in this Agreement, while any Escrow Amounts remain with the Escrow Agent, Affinia Group Holdings Inc. (“Affinia”) is sold to Mann+Hummel Holding GmbH (“Mann+Hummel”) pursuant to the Agreement and Plan of Merger dated as of August 13, 2015 among Affinia, Mann+Hummel and M&H Sub 2015 Inc. (the “Merger Agreement”), or such sale is imminent, Sellers may direct that any Escrow Amounts otherwise payable to Sellers in accordance with the provisions of this Amendment shall be paid directly to the Paying Agent or Sellers’ Representative under and as defined in the Merger Agreement or to any other Seller Designee, provided that no further costs, expenses and/or taxes become owed by the Company or the Purchaser as result of such change, in which case such additional costs, expenses and /or taxes shall be further deducted from the Escrow Amounts.

A Cláusula 2.3.1.2 é neste instrumento adicionada ao Contrato, conforme segue:	A new Section 2.3.1.2 is hereby added as follows:

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2.3.1.2. Qualquer notificação por escrito das Vendedoras que estabeleça que quaisquer Mandatários das Vendedoras não será dada, alterada ou modificada sem o consentimento prévio dos Representantes das Vendedoras, sendo que as Partes neste instrumento reconhecem e concordam deverão ser terceiros beneficiários da presente Cláusula 2.3, como se fossem uma parte ao presente Contrato.

2.3.1.2. Any written notice from Sellers setting forth any Seller Designees may not be given, amended or modified without the prior written consent of the Sellers’ Representative, which the Parties hereby acknowledge and agree shall be an express third party beneficiary of this Section 2.3 as if a party hereto.

2.2. A redação da Cláusula 2.3 do Primeiro Aditivo é neste instrumento alterada de modo a substituir a palavra “Vendedoras” pela frase “Vendedoras ou quaisquer Mandatários das Vendedoras, se nomeados”, e a palavra respectivos deve ser adicionada antes da palavra “assessores legais”.

2.2. The wording of Section 2.3 of the First Amendment is amended to replace the word “Sellers” in both locations with the phrase “Sellers or any Sellers Designees, if appointed”, and the word “respective” is added before the word “counsel.”

III. OUTRAS DISPOSIÇÕES E EFEITO VINCULANTE	III. OTHER PROVISIONS AND BINDING EFFECT

3.1. Todas as Cláusulas do Contrato (incluindo o Primeiro Aditivo) que não foram expressamente alteradas por este Aditivo permanecem válidas e vinculativas para as Partes.	3.1.All Sections of the Agreement (including the First Amendment thereto) that were not expressly amended by this Second Amendment shall remain valid and binding upon the Parties.

3.2. As Partes expressamente acordam que os Mandatários das Vendedoras, se aplicável, e os Representantes das Vendedoras deverão ser considerados terceiros beneficiários ao Contrato, conforme aditado, como se fossem partes ao presente Contrato.

3.2. The Parties expressly agree that Seller Designees, if applicable, and the Sellers’ Representative shall each be express third party beneficiaries of the Agreement, as amended, as if a party thereto.

IV. CONFLITOS	IV.Disputes

4.1. Resolução de Conflitos. Todo e qualquer conflito, controvérsia e/ou reclamação originado deste Aditivo será dirimido conforme previsto no Capítulo XII do Contrato.	4.1.Dispute Resolution. Any dispute, controversy and/or claim arising out of this Second Amendment shall be resolved as provided for in Chapter XII of the Agreement.

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Signature page of the Second Amendment to the Quota Purchase and Sale Agreement executed on February 24, 2016 by and among AFFINIA CANADA ULC, AFFINIA SOUTHERN HOLDINGS LLC, AUTOPARTNERS PARTICIPAÇÕES S.A., AFFINIA AUTOMOTIVA LTDA. and AFFINIA GROUP INC.

_____/s/ David Sturgess, Secretary______

Affinia CANADA ULC

_______/s/ David Sturgess, Secretary _______

AFFINIA SOUTHERN HOLDINGS

___ /s/ Jorge Cerveira Schertel and Sergio Hemmel Hessel____

autopartners participações s.a.

_______ /s/ Jorge Cerveira Schertel and Sergio Hemmel Hessel_____

AFFINIA automotiva ltda.

_____ /s/ David Sturgess, Secretary ____

AFFINIA group inc.

Witnesses:

1.____/s/ Maggie Drozd__________	2.____ /s/ Sonia Suell Dias ______
Name: Maggie Drozd	Name: Sonia Suell Dias
RG/ID:	RG/ID: 9.887.594-2-SSP/SP
CPF: As to Affinia CANADA ULC, AFFINIA SOUTHERN HOLDINGS, AFFINIA group inc.	CPF: 013.876.198-10

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